UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 31, 2017, OrangeHook, Inc., a Florida corporation (the "Company"), entered into a Participation and Repayment Priority Agreement (the "Participation Agreement") with James L. Mandel, Donald M. Miller, Whitney E. Peyton, Jeffrey J. Hattara and Thomas Hudson. The Participation Agreement provides that individuals or entities can participate in a debt financing program whereby such individuals or entities (i) provide a loan guaranty that allows the Company to increase its line of credit with Signature Bank (each a "Guarantor Participant") or (ii) purchase an unsecured note of the Company (each a "Noteholder Participant").

This debt financing program allows the Company to raise up to $7,000,000 in financing through a combination of either increases to its existing line of credit with Signature Bank, supported by the additional Guarantor Participants, and/or the issuance of notes to Noteholder Participants.  Messrs. Mandel, Peyton and Hattara entered into the Participation Agreement solely with respect to their pre-existing guarantees of the Company's current line of credit with Signature Bank (each a "D&O Guarantors") and will not be considered Guarantor Participants.  Mr. Miller entered into the Participation Agreement as a D&O Guarantor and as a Noteholder Participant, and Mr. Hudson entered into the Agreement as a Noteholder Participant.

The Participation Agreement provides that the Company will reimburse the Guarantor Participants and D&O Guarantors (collectively, the "Guarantors") should Signature Bank draw on their respective guarantees, and provides that the Company will repay then-outstanding obligations owed to the Guarantors and Noteholder Participants prior to repaying all other unsecured noteholders of the Company as of the date of the Participation Agreement (except for Signature Bank).   The Participation Agreement also provides for the repayment priority in the event the Company owes obligations to more than one Guarantor and/or Noteholder Participant at any given time.  More specifically, repayment will be made (i) first to Guarantor Participants for any reimbursement amount owed to such Guarantor Participants and to Noteholder Participants for their notes issued under the Participation Agreement, pari passu and pro rata based on the reimbursement amount owed to each Guarantor Participant and the original principal amount of the note of each Noteholder Participant; (ii) second to any D&O Guarantors with an outstanding reimbursement amount owed to them, pari passu and with any payments of reimbursement amounts owed to such D&O Guarantors split equally among such D&O Guarantors.

As consideration for the participation of each Guarantor Participant, the Company will (i) issue to the Guarantor Participant a three-year warrant to purchase shares of the Company's common stock equal to 14% of the maximum dollar amount of the guaranty delivered by the Guarantor Participant to Signature Bank, with an exercise price of $10.00 per share and with the warrant shares vesting equally over a 24-month period (so long as the guaranty remains in place); (ii) pay to the Guarantor Participant a participation fee equal to the product of 3.5% multiplied by the amount of their guaranty; and (iii) pay a quarterly interest payment to the Guarantor Participant equal to the amount that would have accrued on the outstanding principal balance of the Signature Bank line of credit if the interest rate in effect had been 10% per annum, minus the amount of interest that actually accrued on the outstanding principal balance of the Signature Bank line of credit for such period.

As consideration for the investment by each Noteholder Participant, the Company will (i) issue an unsecured note to the Noteholder Participants that has interest payable quarterly (unless otherwise agreed upon) at a rate of 10% per annum and a two-year maturity date for repayment of all principal and accrued but unpaid interest; (ii) issue the Noteholder Participant a fully-vested three-year warrant to purchase shares of the Company's common stock equal to 14% of the original principal amount of the note issued to such Noteholder Participant, with an exercise price of $10.00 per share; and (iii) pay to the Noteholder Participant a participation fee equal to the product of 3.5% multiplied by original principal amount of the Noteholder Participant's note.

The notes issued to Messrs. Hudson and Miller as Noteholder Participants under the Participant Agreement were in the principal amount of $100,000 and $1,050,000, respectively.  These notes, together with the Company's current Signature Bank line of credit of $350,000, leaves $5,500,000 of the total $7,000,000 debt finance program available for additional Guarantor Participants and/or Noteholder Participants.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   March 31, 2017
By:  /s/   James Mandel
               James Mandel
               President and Chief Executive Officer